[GRAPHIC OMITTED]

                                                                   June 1, 2000
                                   SYSTEM UNIT

           FGI Print Management/Distribution and Fulfillment Division

                         INVENTORY MANAGEMENT AGREEMENT

     THIS INVENTORY MANAGEMENT AGREEMENT is made and entered into by and between FGI Print Management Inc., an Illinois Corporation ("FGI"), and MYTURN.COM, INC. ("MUTURN.COM").

                                    RECITALS

     A. FGI is in the business of inventory management, specializing in providing warehousing, retail and consumer order fulfillment, order and returns processing, and specialty retail distribution services.

     B. MYTURN.COM is engaged in, among other things, the creation, production marketing and a sale of a computer hardware product, a PC/Keyboard (The "Product"). MYTURN.COM is headquartered in, and conducts its business activities primarily from 1080 Marina Village Parkway, suite 300, Alameda, California, 94501

     C. MYTURN.COM wishes to retain FGI to perform certain services referred to herein, and FGI wishes to provide such services to MYTURN.COM, in accordance with the terms and conditions set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, based upon the premises recited above and on the mutual promises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties do hereby agree as follows:

      1.  Specified Services.
          -------------------

         MYTURN.COM  hereby  retains  FGI to perform,  and FGI hereby  agrees to render to MYTURN.COM, when and as requested by MYTURN.COM, the following services: product warehousing, fulfillment, order processing, inventory management, and returns processing in North America and U.S. territories.

      2.  Costs.
          ------



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          a) Costs: In consideration for FGI Services,  MYTURN.COM shall pay FGI the rates and charges set forth in SCHEDULE A hereto, which by this reference is incorporated herein.

          b) Terms: FGI's charges to MYTURN.COM shall be due and payable net thirty (30) days after the date upon which MYTURN.COM receives FGI's invoice.

          c) Late Payment Fee: A service charge of 1.5% per month shall accrue as a late payment fee on any balance remaining unpaid after the due date specified in paragraph (b), above unless a reasonable dispute over the invoice exists between the parties.

      3.  Agreement Terms and Conditions:
          -------------------------------

          a) Agreement Term: This Agreement shall commence as of the date of its execution and will terminate one year thereafter, unless otherwise extended by the mutual consent of both parties.

          b) Termination: Either party shall have the right to terminate this Agreement without cause at any time upon ninety (90) days written notice to the other party.

          c) Termination by Material Breach: Either party shall have the right to terminate this Agreement 30 days after providing written notice to the other party in the event of any material breach of any term or condition of this Agreement by the other party, unless such breach has been remedied within thirty (30) days after the date on which that notice is deemed received.

          d) Other Events: Either party shall have the right to terminate this Agreement immediately upon written notice to the other party, in the event the other party shall be adjudicated a bankrupt, institute voluntary proceeding for bankruptcy or reorganization, make an assignment for the benefit of its creditors, apply for or consent to the appointment of a receiver for it or its property, or admit in writing its inability to pay its debts as they become due.

          e) Termination Protocol: FGI shall return to MYTURN.COM by common carrier at MYTURN.COM'S expense any Products remaining in FGI's possession following termination of this Agreement unless the parties mutually agree in writing to other procedures.

          f) Exclusive Right: During the term of this Agreement, FGI shall have the exclusive right to perform the services defined in the Agreement of shipments which have a destination within the United States.

      4.  Receipt and Inspection.
          -----------------------

          a) Inspection Upon Delivery: Upon delivery of Products from MYTURN.COM or its agents, FGI shall:


               i) promptly unload the Products;

               ii) visually inspect the outside of the shipping containers for any noticeable damage, and note the damage on the shipping documents tendered by the carrier;

               iii) except for products returned because they are damaged, reject and return to the carrier in appropriate containers any apparently damaged Products; and

               iv) promptly report to MYTURN.COM in writing any damaged Products discovered by FGI or returned by others and any shortages in quantities of Products received.

          b) Subsequently Discovered Damage: FGI shall report to MYTURN.COM in writing any damage to Products FGI may discover subsequent to FGI's acceptance thereof from the carrier, promptly after discovering such damage.

          c) Limited Liability for Non-Discoverable Damages: FGI shall not be obligated to inspect or test Products for defects or for any damage to Products not reasonably discoverable by external visual inspection of the shipping containers at the time of its receipt of delivery of the Products.

      5.  Storage.
          --------

          a) Transfer of Products: Prior to final shipment of the Products pursuant to MYTURN.COM'S instructions, FGI shall have the right to transfer Products within a given warehouse complex and to other warehouses or facilities owned, leased or managed by FGI for its convenience in performing the Services, subject to MYTURN.COM'S instructions referred to in Section 6. FGI shall notify MYTURN.COM in writing prior to moving Products to a different warehouse.

          b) Security: FGI shall store, and shall exercise reasonable care in storing and safeguarding all products from damage, loss or theft. FGI has in place a sprinklered, video secured distribution center to ensure product safety. Reports, describing or itemizing Products in FGI'S possession, which may be prepared in connection with the performance of the Services shall not comprise documents of title.

          c) Right to Inspect: MYTURN.COM shall have the right from time to time to inspect Products stored by FGI and their storage conditions during normal business hours upon providing two (2) days advance notice to FGI.

          d) Title: FGI shall execute and deliver to MYTURN.COM such documents of title, warehouse receipts and other similar documents and instruments as MYTURN.COM may reasonable request from time to time in order to document and otherwise assure and validate MYTURN.COM' s ownership interest in Products received by FGI under the terms of this Agreement.

          e) Separate Storage: FGI shall at all times store MYTURN.COM'S products in such a manner that they are unmixed with and separate from products belonging to FGI or any of its other customers, and shall not indicate to any third party that MYTURN.COM'S products in its possession are the property of FGI, additionally, FGI shall clearly designate that the Products are owned by MYTURN.COM. Except as may be required to permit FGI to carry out the purposes of this Agreement or by applicable law, FGI shall not, without MYTURN.COM'S prior written consent, permit any third party to examine or remove any property of MYTURN.COM held by FGI from its possession.

      6.  Shipping.
          ---------

          a) Shipments to FGI: MYTURN.COM shall bear the cost of shipment of Products to FGI.


          b) Shipping Instructions: MYTURN.COM shall provide FGI written instructions, which, FGI shall receive and promptly process, as to FGI's reshipment and delivery of the Products, including without limitation delivery points and , if desired by MYTURN.COM, any instructions related to selection of carriers and transport insurance coverage to be purchased on MYTURN.COM'S behalf. MYTURN.COM shall have the right to change the instructions by written notice to FGI within five (5) days prior to the scheduled shipment date.

          c) Fulfillment: FGI shall follow and fulfill, and shall exercise due care in following, MYTURN.COM'S instructions, to the extent possible, within the time or times specified by MYTURN.COM (provided that the time or times so specified are commercially reasonable in light of all of the circumstances) and in a manner consistent with acceptable commercial practice with respect to the physical protection of the Products.

          d) FGI Error: In the event of error on the part of FGI in shipping the proper numbers and types of Products to the proper destinations at the proper times according to MYTURN.COM'S instructions, FGI shall, to the extent commercially practicable, recover the mis-shipped Products and return them to its warehouse at its own expense and/or make a replacement shipment free of charge to MUTURN.COM for freight, order processing, and handling, as appropriate.

          e) Damage Occurring Before Delivery or After Shipment: FGI shall not be liable for loss or damage to the Products prior to their delivery to FGI or after they are loaded on the carrier for delivery pursuant to MYTURN.COM'S written instructions.

FGI SHALL NOT BE RESPONSIBLE FOR ANY ACT OR FAILURE TO ACT OF ANY CARRIER, OR LATE OR IMPROPER DELIVERY, OR DAMAGE OR LOSS OF PRODUCTS BY ANY CARRIER, UNLESS THE LOSS OR DAMAGE RESULTS FROM FGI'S FAILURE TO EXERCISE THE CARE AND DILIGENCE REQUIRED OF IT BY THE TERMS OF THIS AGREEMENT. MYTURN.COM'S REMEDIES FOR LATE OR IMPROPER DELIVERY OF INVENTORY DUE SOLELY TO THE FAULT OF ANY CARRIER SHALL BE SOLELY FROM THE CARRIER, REGARDLESS OF WHO SELECTS THE CARRIER OR PAYS THE CARRIER=S CHARGES.

      7.  Liability.
          ----------

          a) Liability Limitations: FGI'S LIABILITY TO MYTURN.COM FOR LOSS OF OR DAMAGE TO PRODUCTS SHALL BE LIMITED TO LOSS OR DAMAGE WHICH RESULTS FROM FGI'S NEGLIGENT OR WILLFUL ACT OR OMISSIONS OR ACTS OCCURRING DURING TIME THAT FGI HAS EFFECTIVE PHYSICAL POSSESSION OR CONTROL OF THE PRODUCTS, AND SHALL NOT IN ANY EVENT EXCEED THE LESSER OF:

               I) THE ACTUAL COST OF REPAIRING DAMAGED PRODUCTS TO MAKE THEM SALEABLE TO MYTURN.COM'S CUSTOMERS WITHOUT ANY DISCOUNT RELATING TO THE DAMAGE AND REPAIR;

               II) THE COST TO REPLACE DAMAGED, LOST OR DESTROYED PRODUCTS WITH PRODUCTS OF LIKE KIND AND QUALITY;

          b) Events Beyond FGI's Control: FGI SHALL NOT BE LIABLE FOR LOSS, INJURY, DAMAGE, OR DELAY CAUSED BY OR RESULTING FROM RIOTS, STRIKES, INSURRECTIONS; ACTS OR OMISSIONS OF MYTURN.COM; INHERENT OR PERISHABLE QUALITIES OF THE PRODUCTS; OR OTHER CAUSES BEYOND FGI'S REASONABLE CONTROL. FGI SHALL NOT BE LIABLE BEYOND THE AMOUNT OF ITS AVAILABLE INSURANCE, AS DESCRIBED IN SECTION 11 BELOW, PROVIDED IT HAS SUCH INSURANCE, FOR LOSS OR DAMAGE CAUSED BY FIRES, FROST, OR CHANGE IN WEATHER; LEAKAGE, PILFERAGE, THEFT, VERMIN, OR WATER UNLESS SUCH CAUSE RESULTS FROM FGI'S FAILURE TO EXERCISE THE CARE AND DILIGENCE REQUIRED OF IT BY THE TERMS OF THIS AGREEMENT.

        8.  FGI's Indemnification.
            ----------------------

         Except as limited by Sections 6(d), (e) and 7, above, FGI shall indemnify and defend MYTURN.COM and its officers, directors, agents and employees against, and hold them harmless from and against, all claims, suits, losses, liabilities, damages or expenses, including without limitation storage, transportation and similar charges, costs of litigation (including appeal) and reasonable attorney's fees, arising from or in connection with any of the following:

                  i) any action taken or failure to act by FGI which constitutes a breach of this Agreement or any breach by FGI of a representation of FGI set forth herin;

                  ii) any claim, proceeding, investigation, or other action taken or threatened against MYTURN.COM by any customer, supplier, employee, or agent of FGI, or any of their respective officers, directors, agents, or employees which causes MYTURN.COM actual loss; or

                  iii) any action taken or failure to act by FGI or on its behalf which constitutes deliberate and willful misconduct or gross negligence on the part of FGI or its employees or agents.

          Pending any final determination of any such claims, suits, losses, liabilities, damages or expenses, MYTURN.COM shall pay any amount otherwise due FGI under the terms of the Agreement into an escrow account with a third party mutually acceptable to FGI and MYTURN.COM

      9.  MYTURN.COM Representations and Indemnification.
          -----------------------------------------------

          a) Representations and Warranties: MYTURN.COM represents and warrants to FGI that:


               i) MYTURN.COM has, or will upon delivery of the Products to FGI and at all relevant times thereafter have, the lawful possession (subject to FGI's bailment) of, and the legal right and authority to store, deliver and/or direct the delivery of, all Products, which MYTURN.COM may deliver or cause to be delivered to or managed by FGI pursuant to this Agreement.

               ii) The Products, to MYTURN.COM'S best knowledge, shall not comprise or contain any explosive, toxic, or hazardous substances or materials, or any contraband.

               iii) The Product shall be in substantial compliance with all state and federal laws, rules, and regulations.

          b) Indemnity: MYTURN.COM shall indemnify and defend FGI and its officers, directors, agents and employees, and hold them harmless from and against, all claims, suits, losses, liabilities, transportation, and similar charges, costs of litigation (including appeal), and reasonable attorney's fees, arising from or in connection with any of the following:

               i) Any action taken or failure to act by MYTURN.COM which constitutes a breach of this Agreement of any breach by MYTURN.COM of a representation of MYTURN.COM set forth in paragraph 9; or

               ii) any third party claims, demands, or other assertions of rights adverse to the ownership and possession rights of MYTURN.COM in the stored goods which may be incurred by FGI, whether in defending against any actual or threatened litigation or adverse claims or otherwise

               iii) Any third party claim, demand, or other assertion of rights or claims regarding the quality or performance of any of the Products.

          c) any claim of indemnity by FGI must be promptly presented in writing to MYTURN.COM. MYTURN.COM shall have the right to exclusively choose and direct legal counsel in the settlement or compromise of any identifiable claim or judgments. FGI agrees to provide its reasonable cooperation at MYTURN.COM'S expense.

In the event of any adverse claim or demand concerning the ownership or right of possession of the stored goods, FGI is specifically authorized, at its option, to interplead MYTURN.COM and all such other claimants.

      10.  Mutual Representation and Warranties.
           -------------------------------------

            Each party hereto represents and warrants to the other that:

          a) Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder;

          b) Such party has duly executed and delivered this Agreement, and this Agreement comprises its valid, legally binding and enforceable obligation in accordance with its terms; and

          c) No consent of any person or entity not a party to this agreement is required or necessary for such party to carry out its obligations hereunder.

      11.  Insurance.
           ----------

            FGI will at all times while MYTURN.COM's Products are in FGI's possession carry insurance, "ALL RISK" Comprehensive General Liability. Coverage is currently available on commercially reasonable terms, including fire, sprinkler leakage, theft, and extended coverage insurance, on all Products while in FGI's care, custody, and control, subject to the ordinary exclusions, limitations, and conditions of such policies. The stated insurance coverage will be in an amount not less than Ten Million Dollars ($10,000,000). FGI will provide MYTURN.COM with certificates of insurance confirming coverage, with 30 days notice of cancellation and naming MYTURN.COM as an additional insured.

      12.  General.
           --------

          a) Amendment; Waiver: No amendment or modification of this Agreement may be made except by an instrument in writing signed by both parties hereto. No waiver of any obligation by a party hereto shall be effective unless in writing, specifying the waiver, executed by the party making the waiver. Except as explicitly stated to the contrary therein, a waiver by a party hereto of any of its rights or remedies under this Agreement on any occasion or of any other right or remedy at any time.

          b) Independent Contractor Status: MYTURN.COM and FGI are and at all times shall remain independent contractors as to each other. No joint venture, partnership, agency, or other relationship, which would impose liability upon one party for the act or failure to act of the other shall be created or implied by or from this Agreement. Each party acknowledges that to its knowledge, none of its respective officers, directors, employees, or agents are covered under any employee benefit plans of the other party. Except as otherwise expressly set forth herein, each party shall bear full and sole responsibility for its own expenses, liabilities, trade creditors, employees, costs of operation, and the like. Neither party has or shall have the power to bind the other party or to assume or create any obligation or responsibility, express or implies, on behalf or in the name of the other party.

          c) Nondisclosure: FGI acknowledges that the following are confidential and proprietary information of MYTURN.COM; (i) the type and amount of the Products received by FGI; (ii) MYTURN.COM's pricing information regarding the Products or the Services, as applicable; and (iii) any other unilateral information regarding a party which it discloses to the other but which is not held in confidence and not to report, publish, disclose or transfer any such confidential and proprietary information to any person or entity without the other party's prior direction or consent, unless required to do so by applicable law or regulation or in furtherance of its obligations hereunder. However, nothing in this Agreement shall obligate FGI to construct or erect a separate storage area or enclosure in order to conceal the Products in its warehouse from view.

          d) No Public Announcements: Neither party shall make any public announcement or press release regarding this Agreement or the business relationship between the parties without the written consent of the other party, except that MYTURN.COM may make such announcements or press release if it is required to do so in order not to violate any securities laws, rules and regulations, or the rules or regulations of any stock exchange upon which MYTURN.COM's securities are listed or included.

          e) Entire Agreement: This Agreement constitutes the entire subject matter hereof. It supersedes all prior negotiations, letters, agreements and understandings relating to the subject matter hereof, including, without limitation, any previous transport, storage, or warehousing orders of MYTURN.COM.

          f) Notices: Any notice to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given at the time when delivered in person or via messenger to the persons identified below, or upon the earlier of (i) actual receipt by the addressee; or (ii) five (5) days after deposit in the U.S. mail, when sent postage prepaid and addressed to the intended recipient at the applicable address appearing below, or such other address as the recipient party hereto shall have designated by notice to the other party pursuant to this subsection.

             If to MYTURN.COM, notices shall be sent to:

                           MYTURN.COM
                           Attn: Clark Murray
                           1080 Marina Village Parkway
                           Suite 300
                           Alameda, CA 94501
                           Phone:   (510) 814-4945
                           Fax No: (510) 814-4289

              If to FGI, notices shall be sent to:

                           FGI Print Management
                           Attn: Pete Walters
                           4170 Business Center Drive
                           Fremont, CA 94538
                           Phone:   (510) 656-9767
                           Fax No: (510) 656-0393

          g) Assignment: This Agreement may not be assigned by FGI hereto without the prior writ-ten consent of MYTURN.COM which shall not be unreasonably withheld.

          h) Governing Law: This Agreement is to be governed by Illinois without reference to the choice of law provisions thereof, as such law is applied to agreements between Illinois residents entered into in Illinois and to be performed entirely in that State. The parties further agree that any dispute arising under this agreement shall be resolved through binding arbitration in accordance with the commercial rules of The American Arbitration Association. Said arbitration shall be conducted in Chicago, IL before a single, mutually acceptable arbitrator. The arbitrator shall have the authority to award the prevailing party its reasonable attorneys fees and costs.

          i) Partial Invalidity: If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances, and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby.

          j) Binding Effect; No Third-Party Rights: This Agreement is entered into for the benefit of the parties and no provision hereof shall be interpreted or construed as creating any right of enforcement or cause of action on the part of any person who is not a party hereto.

          k) Number and Gender: Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

          l) Costs and Expenses: Each party hereto agrees to pay its own costs and expenses, including legal, accounting, consultant, and adviser fees, incurred in negotiating this Agreement and consummating the transactions described herein.

Authorized Signatures

            For the  purpose  of  binding  the  parties  to the above  Inventory
Management Services Agreement, the parties or their the duly authorized representatives have signed their names below, effective as of the date first indicated above.
                   FGI:             FGI Print Management

                                    By:/s/ David A. Walters
                                      ---------------------------------
                                       David A. Walters, President

MYTURN.COM:                         MYTURN.COM, INC.



                                    By:/s/ Clark Murray
                                       -------------------------------
                                        Clark Murray

                                   SCHEDULE A

                                 PRICE QUOTATION

*Minimum order quantity: Prices for order under 8 units to be charged at $1.60 per unit. : Prices for order over 8 units to be charged $1.30 per unit.

*All shipments for PC/Keyboards are F.O.B. FGI's dock in the Hanover Park Illinois.

*FGI to charge Myturn.com all shipping charges, for the PC/Keyboard. In the event the PC/Keyboard is shipped with the Cannon Printer and/or Monitor, the shipping charges will be prorated to reflex the shipping cost of the PC/Keyboard only.

*Normal delivery for these products is 3-5 days to final retail destination. Shipments will be made with in 48 hours of order receipt if material is in stock. Special order and expedited shipments are available but may incur a special handling fee to be mutually agreed to prior to shipment.

*Storage: Storage to be charged by counting inventory on the 15th of the month and the last day of the month. The quantities will be totaled and divided by 2 to calculate the average for the month. That carton count will be invoiced at $ .35 per carton.

*Price to purchase pallets: Pallets to be furnished by Myturn.com and/or the price to be negotiated with FGI.

*Order processing to include but not limited to:

           a. Order Entry                        f. Reporting
           b. EDI Processing                     g. Returns and R.M.A.'s
           c. Labeling                           h. Trend Forecasting
           d. Shipping to Include Freight
           e. Invoicing



*FGI to give Myturn.com access to all invoicing, shipping and inventory information.

*Programming charges: $100.00 per hour.

*RMA charge: $5.00 per RMA plus a unit charge to be negotiated at the time of the RMA.








                                   SCHEDULE B

                                     RETURNS

            This Schedule B attachement to be added at a later date.


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